Exhibit 32.1

Certification pursuant to 18 U.S.C. Section 1350,

as Adopted pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Sungro Minerals, Inc. (the “Registrant”) for the year ended November 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Frederick Pucillo, Jr., Chief Executive Officer, President, and Director of the Registrant, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge and belief:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 14, 2012

/s/ Frederick Pucillo, Jr.
Frederick Pucillo, Jr. Chief Executive Officer, President, and Director

Exhibit 32.2

Certification pursuant to 18 U.S.C. Section 1350,

as Adopted pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Sungro Minerals, Inc. (the “Registrant”) for the year ended November 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Dennis Shen, the President and Director of the Registrant, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge and belief:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 14, 2012

/s/ Erwin Vahlsing, Jr.
Erwin Vahlsing, Jr.
Chief Financial Officer, Secretary, Treasurer, and Director